UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
260 Lake Road Dayville, CT 06241
(Address of Principal Executive Offices) (Zip Code

Registrant’s telephone number, including area code:   (860) 779-2800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

The following information is being furnished under Item 2.02–Results of Operations and Financial Condition. This information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On September 9, 2009, United Natural Foods, Inc., a Delaware corporation (the “Company”) issued a press release to report its financial results for the fourth quarter and fiscal year ended August 1, 2009. The press release is furnished as Exhibit 99.1 hereto.

The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP financial measures as defined by Regulation G of the rules and regulations of the Securities and Exchange Commission. To supplement the Company’s consolidated financial statements prepared on a GAAP basis, the Company is disclosing free cash flow for the fiscal year ended August 1, 2009. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP.

The Company believes that this non-GAAP financial measure facilitates making period-to-period comparisons. Management believes that free cash flow provides useful information to investors regarding the Company’s ability to generate cash without external financings. Management uses free cash flow to help gauge the resources available for strategic opportunities such as making acquisitions, investing in the business and strengthening the Company’s balance sheet, and uses this measure in making operating decisions, allocating financial resources and for budget planning purposes. Free cash flow does not, however, take into account the Company’s debt service requirements and other non-discretionary expenditures and therefore is not necessarily indicative of amounts of cash that may be available for discretionary uses. Free cash flow should be considered in addition to, and not in lieu of, net cash provided by operating activities, net earnings and other measures of financial performance prepared in accordance with GAAP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 3, 2009, the Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors of the Company approved, the Company’s entering into Change in Control Agreements with each of Mark E. Shamber, Joseph J. Traficanti and Carl F. Koch, the Company’s Chief Financial Officer, General Counsel and Chief Human Resources Officer, respectively (each an “Executive Officer” and collectively, the “Executive Officers”).

The material terms of the agreement with respect to the change in control payments that will be owed to the Executive Officers upon the occurrence of a change in control and subsequent termination of the Executive Officer’s employment within one year of the change in control will be substantially similar to the terms of the Severance Agreement between the Company and Steven L. Spinner, the Company’s Chief Executive Officer.

Pursuant to the change in control benefits approved by the Company’s Board of Directors the Change in Control Agreement between the Company and the Executive Officers will provide that if (a) the Executive Officer’s employment with the Company is terminated for reasons other than Cause, death or Disability or (b) the Executive Officer resigns for Good Reason, in either case, on or within one year after a Change in Control, subject to any limitations imposed by applicable law and the Change in Control Agreement to be entered into, the Executive Officer will be entitled to receive the following:

•           any unpaid base salary and accrued and unpaid bonuses and vacation as of the date of the Executive Officer’s termination or resignation;

•           a lump sum payment equal to (i) 2.99 times the Executive Officer’s then applicable base salary plus (ii) the average annual bonus paid to the Executive Officer for the three fiscal years prior to the date of his termination or resignation (or the average of the bonuses he has received if he has not been employed by the Company for at least three years as of such date, or, if he has not received an annual bonus as of such date, his target bonus);

•           a pro rata portion of the annual bonus the Executive Officer would have been entitled to receive for the fiscal year in which such termination or resignation occurred; and

•           an amount equal to the Executive Officer’s unvested account balance in the Company’s employee stock ownership plan.

In addition the Change in Control Agreements between the Company and the Executive Officer will provide that all of the Executive Officers’ then outstanding but unvested equity awards will vest and, if applicable, become exercisable as of the Executive Officer’s termination or resignation following a Change in Control. The Company will also be required to continue to provide the Executive Officer with his medical benefits in effect as of the date of such termination or resignation for a period of three years following the termination or resignation.  The provision of all such benefits will be subject to any restrictions under applicable law, including under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

If any of the benefits provided to an Executive Officer under the Change in Control Agreement are subject to the excise tax imposed under Section 4999 of the Code, the Company will be required to pay to the Executive Officer such additional amounts as are necessary for the Executive Officer to realize the full value of such benefits as if such excise tax did not apply.

The Change in Control Agreements will define “Cause” as (1) conviction of the Executive Officer under applicable law of any felony or any misdemeanor involving moral turpitude, (2) unauthorized acts intended to result in the Executive Officer’s personal enrichment at the material expense of the Company or its reputation, or (3) any violation of the Executive Officer’s duties or responsibilities to the Company which constitutes willful misconduct or dereliction of duty, or material breach of the confidentiality and non-competition restrictions described below.

“Good Reason” will be defined in the Change in Control Agreements as, without the Executive Officer’s express written consent, the occurrence of any one or more of the following: (1) the assignment of Executive Officer to duties materially adversely inconsistent with his current duties, and failure to rescind such assignment within thirty (30) days of receipt of notice from the Executive Officer; (2) a material reduction in the Executive Officer’s title, executive authority or reporting status; (3) a relocation more than fifty miles from the Company’s Providence, Rhode Island offices; (4) a reduction by the Company in the Executive Officer’s base salary, or the failure of the Company to pay or cause to be paid any compensation or benefits under the Change in Control Agreement when due or under the terms of any plan established by the Company, and failure to restore such base salary or make such payments within five (5) days of receipt of notice from the Executive Officer; (5) failure to include the Executive Officer in any new employee benefit plans proposed by the Company or a material reduction in the Executive Officer’s level of participation in any existing plans of any type; provided that a Company-wide reduction or elimination of such plans shall not give rise to a “Good Reason” termination; or (6) the failure of the Company to obtain a satisfactory agreement from any successor to the Company with respect to the ownership of substantially all the stock or assets of the Company to assume and agree to perform the Change in Control Agreement.

Under the Change in Control Agreements a “Change in Control” will mean the happening of any of the following:

•           any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing the greater of 30% or more of the combined voting power of the Company’s then outstanding securities;

•           approval by the stockholders of the Company of a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 60% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

•           the purchase of 30% or more of the Company’s stock pursuant to any tender or exchange offer made by any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates.

Each Executive Officer will be required under the Change in Control Agreement to comply with certain confidentiality and noncompetition restrictions and assignment of inventions agreements.  The noncompetition restrictions will extend for one year following the Executive Officer’s termination or resignation and prohibit the Executive Officer from engaging in business activities with certain of the Company’s competitors.

In addition, in connection with any termination or resignation, the Executive Officer will be required to execute and not revoke a release of claims against the Company as a condition to the Company’s obligations to make any payments or provide the Executive Officer with any other benefits to which he is entitled under the Change in Control Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release of United Natural Foods, Inc. dated September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:       /s/ Mark E. Shamber
Name:  Mark E. Shamber
Title:    Senior Vice President and
Chief Financial Officer

Date:  September 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated September 9, 2009.